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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the LTC Healthcare, Inc. 1998 Equity Participation Plan of our report dated March 23, 2001, with respect to the consolidated financial statements and schedules of LTC Healthcare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                 Ernst & Young LLP

Dallas, Texas
May 16, 2001